[LETTERHEAD OF KISH LEAKE & ASSOCITES P.C.]

July 21, 2000

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549




We would like to inform you that we have read the disclosures provided by Pinnacle Resources, Inc. (comm. File #000-22965) in its filing on Form 8-K/A dated July 21, 2000 and that there are no disagreements regarding the statements made under Item 4-Changes in Registrant's Certifying Accountant.


Sincerely

/s/ Kish, Leake & Associates P.C.
Englewood, Colorado